Exhibit 5.1

FLEMING PLLC

30 WALL STREET 8TH FLOOR NEW YORK NEW YORK 10005

TEL 516 902 6567 WWW.FLEMINGPLLC.COM

May 7, 2025

authID Inc.

1580 N. Logan St

Suite 660, Unit 51767

Denver, Colorado 80203

Re:	Shares of Common Stock of authID Inc.

Ladies and Gentlemen:

We have acted as legal counsel to authID Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a prospectus supplement, dated May 7, 2025 (the “Prospectus Supplement”), to be filed by the Company with the Commission under the Securities Act of 1933, as amended (the “Securities Act”), to a Registration Statement (File No. 333-283580) on Form S-3 (the “Registration Statement”), which includes a base prospectus (the “Base Prospectus,” and such Base Prospectus as supplemented by the Prospectus Supplement, the “Prospectus”). The Prospectus relates to the registration under the Securities Act (the “Offering”) of up to 373,060 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) to be offered and sold pursuant to that certain Securities Purchase Agreement, dated May 6, 2025, by and between the Company and the purchaser party thereto (the “Securities Purchase Agreement”). The Securities Purchase Agreement will be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference into the Registration Statement.

In our capacity as counsel, you have requested that we render the opinions set forth in this letter and we are furnishing this opinion letter to you pursuant to the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection herewith, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement and Prospectus as filed with the Commission; (ii) the Securities Purchase Agreement; (iii) the Company’s amended and restated certificate of incorporation, as amended to date; (iv) the Company’s amended and restated bylaws, as amended to date; (v) resolutions of the board of directors of the Company relating to the Offering; and (vi) such other documents as we have deemed necessary or appropriate for purposes of rendering the opinion set forth herein.

In rendering the opinions set forth below, we have assumed that: (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; and (iv) each natural person signing any document reviewed by us had the legal capacity to do so. As to any facts material to the opinions expressed herein, which were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

Based upon the foregoing, and having due regard for such legal considerations as we deem relevant, we are of the opinion that he Shares have been duly authorized and, when issued and delivered by the Company in accordance with the terms of the Securities Purchase Agreement and upon receipt by the Company of the consideration therefor as provided therein, will be validly issued, fully paid and non-assessable.

In addition, our opinions set forth above are subject to: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefore may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) the effect of the exercise of judicial discretion, whether in a proceeding in equity or at law.

The foregoing opinions are limited to the Delaware General Corporation Law and the substantive laws of the State of New York, and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with any federal or state securities laws, including the securities laws of the State of New York or as to federal or state laws regarding fraudulent transfers. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinions expressed herein after the date hereof.

We hereby consent to the filing of this opinion letter as an exhibit to a Current Report on Form 8-K to be filed by the Company on or about the date hereof and its incorporation by reference into the Registration Statement and further consent to the reference to our name under the caption “Legal Matters” in the Prospectus, which is a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Fleming PLLC

Fleming PLLC